Exhibi 10.17

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to the Loan and Security Agreement (this “Amendment”) is entered into as of October 2, 2023, by and between CUSTOMERS BANK (“Bank”) and CARLSMED, INC. (“Borrower”).

RECITALS

A.
Borrower and Bank (as successor in interest to Signature Bank) are parties to that certain Loan and Security Agreement dated as of December 20, 2022, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 21, 2023 (the “Original Loan Agreement”, as amended from time to time, including by this Amendment, the “Loan Agreement”).
B.
From and after the date hereof, Bank and Borrower desire to supplement the terms and provisions of the Original Loan Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

1.
Amendment to Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, the conditions to effectiveness set forth in Section 6 below, the Original Loan Agreement is hereby amended as follows:
1.1.
The following defined terms are hereby added to Section 1.1 of the Original Loan Agreement in their proper alphabetical order:

“Flagstar LC” means that certain letter of credit issued by Flagstar Bank, N.A. to Borrower in the face amount of One Hundred Fifty Thousand Dollars ($150,000).

“Second Amendment Effective Date” means October 2, 2023.

1.2.
Section 6.7 of the Original Loan Agreement is hereby amended and restated in its entirety as follows:

6.7 Accounts. Each Loan Party shall (a) maintain and shall cause each of its Subsidiaries to maintain all of its depository and operating accounts and its primary investment accounts with Bank and (b) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank for all ACH activity and other banking services required by such Loan Party, including, but not limited to, foreign currency wires, hedges, swaps, foreign exchange contracts, letters of credit and Bank’s International Banking Division for any international banking services related to the foregoing. Notwithstanding the foregoing, Loan Parties may keep, outside Bank, (w) the SVB Credit Card Cash Collateral Account and the SVB LC Cash Collateral Account, and such accounts shall not be required to be subject to an account control agreement, (x) other accounts so long as the aggregate balance therein does not exceed (i) Two Million Dollars ($2,000,000) from the Second Amendment Effective Date to March 31, 2024 and (ii) One Million Dollars ($1,000,000) on or after April 1, 2024, and such accounts shall not be required to be subject to an account control agreement so long as Borrower is in compliance with this clause (x) and (y) the credit cards described in clause (f) of the definition of “Permitted Indebtedness”, the SVB LC until the expiration date thereof, and the Flagstar LC until the expiration date thereof, or replacement thereof by a Letter of Credit issued by Bank.

1.3.
Article 10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

10. Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1)

Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 10.

If to a Loan Party:	CARLSMED, INC. 1800 Aston Avenue, Suite 100 Carlsbad, CA 92008 Attn: Michael Cordonnier, Chief Executive Officer [***]
With a copy to:	Morrison & Foerster LLP 12531 High Bluff Drive San Diego, CA 92130-2040 Attn: Jim Krenn [***]
If to Bank:	CUSTOMERS BANK 701 Reading Avenue West Reading, PA 19611 Attn: Matthew Jacobs [***]

2.
Release.
2.1.
Borrower acknowledges that Bank would not enter into this Amendment, without Borrower’s assurance hereunder. Except for the obligations arising hereafter under the Loan Agreement, Borrower hereby absolutely discharges and releases Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement, and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents, and attorneys from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower and its successors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort, or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.
2.2.
The provisions, waivers, and releases set forth in this Section are binding upon Borrower and Borrower’s shareholders, agents, employees, assigns, and successors in interest. The provisions, waivers, and releases of this Section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns, and successors in interest.
2.3.
Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title, and interest in and to all of the claims released hereby, and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, or liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.
2.4.
The provisions of this Section shall survive payment in full of the Obligations, full performance of all of the terms of this Amendment and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.
3.
No Course of Dealing; Strict Performance. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
4.
Ratification; No Amendment. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.
5.
Representations and Warranties; No Event of Default. Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment and that no Event of Default, has occurred and is continuing.
6.
Affirmation of Success Fee Agreement. Bank (as successor in interest to Signature Bank) and Borrower are parties to that certain Success Fee Agreement, dated as of December 20, 2022 (the “Success Fee Agreement”). The Success Fee Agreement shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.
7.
Conditions to Effectiveness.
7.1.
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)
this Amendment, duly executed by Borrower;
(b)
an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
(c)
updated insurance documentation under Section 6.6(b) hereof naming Bank as an additional lender’s loss payee and as an additional insured;
(d)
all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and
(e)
such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
7.2.
As a condition to the effectiveness of this Amendment, Borrower shall have received, in form and substance satisfactory to Borrower, this Amendment, duly executed by Bank.
8.
Governing Law. This Amendment shall be deemed to have been made under and shall be governed by the laws of the State of New York (without regard to choice of law principles except as set forth in Section 5-1401 of the New York General Obligations Law) in all respects, including matters of construction, validity, and performance, and that none of its terms or provisions may be waived, altered, modified, or amended except as Bank may consent thereto in writing duly signed for and on its behalf.
9.
Incorporation of Loan Agreement Provisions. The provisions contained in Article 12 (Jurisdiction and Jury Trial Waiver) and in Section 13.2 (Indemnification) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
10.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CARLSMED, INC.

By:	/s/ Michael Cordonnier
Name:	Michael Cordonnier
Title:	President and CEO

CUSTOMERS BANK

By:	/s/ Matthew K. Jacobs
Name:	Matthew K. Jacobs
Title:	SVP

[Signature Page to Second Amendment to Loan and Security Agreement]